Exhibit 99.1
Contact:
Priscilla Harlan
Vice President, Corporate Communications & Investor Relations
Molecular Insight Pharmaceuticals, Inc.
(617) 492-5554
For Immediate Release
Former FDA Deputy Commissioner Scott Gottlieb, M.D., Joins Molecular
Insight Pharmaceuticals, Inc. Board of Directors
Cambridge, MA, August 21, 2007 — Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI) announced today that Scott Gottlieb, M.D., has joined the company’s Board of Directors. Dr. Gottlieb, currently a Resident Fellow at the American Enterprise Institute, has served as a senior policy maker at the U.S. Food and Drug Administration (FDA), most recently as Deputy Commissioner for Medical and Scientific Affairs. He has also served as a senior official at the Centers for Medicare and Medicaid Services (CMS), and is a frequent contributor to leading journals and publications
“Dr. Gottlieb is a widely recognized authority on regulatory and reimbursement policy and we are confident that he will make immediate and significant contributions to our company and Board of Directors,” said David S. Barlow, Chairman and CEO of Molecular Insight. “We welcome his expertise and insight as we advance our robust pipeline of molecular imaging pharmaceuticals and targeted radiotherapeutics, and plan for key regulatory submissions and the commercialization of our lead products AzedraTM, ZemivaTM and OnaltaTM.”
“Molecular Insight is a leader in the rapidly emerging field of molecular medicine, and has a strong and promising pipeline of innovative targeted radiotherapeutic and molecular imaging pharmaceutical candidates for the detection and treatment of cancer and cardiovascular disease,” said Dr.Gottlieb. “I’m delighted to join this outstanding team as they work on policy initiatives to enable access to innovative products that deliver meaningful medical and economic benefits to patients.”
Dr. Gottlieb, who is a practicing physician, joined the American Enterprise Institute earlier this year after several years at the FDA. Prior to his appointment as Deputy Commissioner, he served at the Agency in a number of senior capacities, including Senior Advisor for Medical Technology for the FDA Commissioner and Director of Medical Policy Development. During his time in government, he also served as Senior Advisor to the CMS Administrator. Prior to FDA, he held a number of writing and editorial positions, including serving as a columnist at Forbes.com, staff writer for the British Medical Journal, and Senior Editor of Pulse, a section of the Journal of the American Medical Association. He also authored the Gilder Biotech Report and the Forbes-Gottlieb Medical Technology Report. Dr. Gottlieb has testified before the House and Senate on issues of regulatory policy and innovation and publishes frequently on these subjects, including recent articles in The Wall Street Journal, Health Affairs, Forbes.com, and USA Today.
Dr. Gottlieb holds an M.D. degree from the Mount Sinai School of Medicine and a B.A. degree in economics from Wesleyan University.

About Molecular Insight Pharmaceuticals, Inc.
Molecular Insight Pharmaceuticals (NASDAQ: MIPI) is a biopharmaceutical company specializing in the emerging field of molecular medicine, applying innovations in the identification and targeting of disease at the molecular level to improve healthcare for patients with life-threatening diseases. The company is focused on discovering, developing and commercializing innovative and targeted radiotherapeutics and molecular imaging pharmaceuticals with initial applications in the areas of oncology and cardiology. Its lead targeted radiotherapeutic product candidates, Azedra and Onalta, are being developed for detection and treatment of cancer. The company’s lead molecular imaging pharmaceutical product candidate, Zemiva, is being developed for the diagnosis of cardiac ischemia, or insufficient blood flow to the heart. In addition, the company has a growing pipeline of product candidates resulting from application of its proprietary platform technologies to new and existing compounds. Molecular Insight Pharmaceuticals is based in Cambridge, Massachusetts and its website address is: www.molecularinsight.com.
Forward-Looking Statements
Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Azedra™, Onalta™, Zemiva™ and any other statements relating to product candidates, product development programs, the U.S. FDA, or the clinical trial process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; expected contributions to the Company by Dr. Gottlieb; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Molecular Insight undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.
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